Exhibit 10.6

Form of Amendment of October 8, 2006 to CNS, Inc. 1987 Employee Incentive Stock Option Plan, CNS, Inc. 1990 Stock Plan, CNS, Inc. 1994 Amended Stock Plan and CNS, Inc. 2000 Stock Option Plan.

Notwithstanding anything in the Option Agreement to the contrary, in the event of the merger of the Company with another entity in which the shareholders of the Company will receive consideration in a form other than shares of the successor or surviving entity: (a) this Option shall be exercisable as to all shares remaining under the option without regard to any vesting or installment exercise provisions otherwise contained therein immediately prior to the effective time of the merger; and (b) if this Option is then outstanding on and remains unexercised as to any shares as of the effective time of the merger, then this Option shall be cancelled as of such effective time and the Optionee shall receive, as the sole and complete consideration for the cancellation of the Option and in lieu of any and all interest in, and right to receive the common stock of the Company or any substitute option or right in the common stock of its successor or survivor following the merger, with respect to all of the shares of common stock subject to such cancelled options as of the date of such cancellation, cash in an amount equal to the net amount of (i) the product of the excess, if any, of the merger consideration over the exercise price per share multiplied by the number of shares subject to the Option, less (ii) any applicable tax withholding. If the exercise price per share of this Option equals or exceeds the merger consideration, the cash amount shall be zero. [Notwithstanding anything in the Plan to the contrary, any Optionee who, as of the effective time of the merger, has not elected to exercise any Option shall be deemed to have consented to the cancellation of the Option in exchange for the merger consideration as set forth above if and to the extent the cancellation and payment of the spread is deemed an amendment to the Option.]

[Bracketed language included in the amendment to the CNS, Inc. 1990 Stock Plan, CNS, Inc. 1994 Amended Stock Plan, and CNS, Inc. 2000 Stock Option Plan]